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                                                                      EXHIBIT 23




               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements
(Form S-3 No. 333-10067), (Form S-8 No. 333-07271) and (Form S-8 No. 333-07267)
of Florafax International, Inc. and in the related prospectuses of our report dated October 8, 1998, with respect to the consolidated financial statements of Florafax International, Inc. included in this Annual Report (Form 10-KSB) for the year ended August 31, 1998.

                                                        /s/Ernst & Young LLP



Tampa, Florida
November 20, 1998


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

DIRECTORS AND
PRINCIPAL OCCUPATIONS               OFFICERS                             OFFICES
---------------------               --------                             -------
T. CRAIG BENSON*                    ANDREW W. WILLIAMS                   CORPORATE HEADQUARTERS
   President, Corporate Equities       Chairman of the Board and         8075 20th Street
   Division of Service                 Chief Executive Officer           Vero Beach, Florida 32966
   Corporation International                                             561-563-0263
   Houston, Texas                   JAMES H. WEST
                                      President and Chief Financial
                                       Officer                           FORM 10-KSB
SOLOMON O. HOWELL, JR.*+                                                 -----------
   Consultant to                                                         A copy of the exhibits
   H&N Constructors, Inc.           KELLY S. MCMAKIN                     accompanying the Form 10-KSB
   Louisville, Kentucky               Vice President, Treasurer          report filed with The Securities
                                       and Secretary                     & Exchange Commission can be
WILLIAM E. MERCER*+                                                      obtained by writing to:
  Chairman of the Board and         JAMES J. PAGANO                      Kely S. McMakin
   Chief Executive Officer            Vice President and                 8075 20th Street
  Southwest Guaranty Trust             Marketing Director                Vero Beach, Florida 32966
   Company
   Houston, Texas                   AUDITORS
                                    --------
KENNETH G. PUTTICK*+                ERNST & YOUNG LLP
Owner of Ken Puttick                  Tampa, Florida
Buick-Cadillac
   Vero Beach, Florida

JAMES H. WEST                       CORPORATE COUNSEL
 President of                       -----------------
 Florafax International, Inc.       CAUTHORN, HALE, HORNBERGER,
 Vero Beach, Florida                  FULLER, SHEEHAN & BECKER
                                      One Riverwalk Place, Suite 620
ANDREW W. WILLIAMS                    700 North St. Mary's Street
  Chairman of the Board and           San Antonio, Texas 78205
   Chief Executive Office
   Florafax International, Inc.     TRANSFER AGENT
                                    AND REGISTRAR
                                    --------------
                                    REGISTRAR AND TRANSFER COMPANY
                                      10 Commerce Drive
                                      Cranford, New Jersey 07016



+Member of audit committee
*Member of compensation committee


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